FORM

                        BELLSOUTH CORPORATION STOCK PLAN
                       PERFORMANCE SHARES AWARD AGREEMENT


                  BellSouth Corporation ("BellSouth") and [
_____________________________ ] ("Employee"), in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree to the terms of this Performance Shares Award Agreement ("Agreement"), effective as of February 1, 2001:

                  1. _______ Award Grant. BellSouth, acting pursuant to action of its Board of Directors and in accordance with the BellSouth Corporation Stock Plan (the "Plan"), hereby grants to Employee, and Employee hereby accepts, [ _______________________________________ ( _______ )] Performance Shares as
described in Section 9.2 of the Plan effective as of the date above (the "Award"). This Award is subject to the terms and conditions of this Agreement, and to the further terms and conditions applicable to Performance Shares as set forth in the Plan.

     2.  Performance   Period.  The  Performance  Period  with  respect  to  the
  Award shall be the three consecutive calendar year period commencing January 1, 2001 and ending December 31, 2003.

     3. Performance Objectives. The Performance Objectives applicable to the Award shall be those financial performance criteria, and the targeted level or levels of performance with respect to such criteria, as set forth on Exhibit "A" attached hereto and incorporated herein by this reference.

                  4.       Payments.
                           --------

                  (a) Administrator's Determination. At the end of the Performance Period, the Administrator shall determine the number of Performance Shares earned under this Agreement, between zero (0) and
         1.5 times the number of Performance Shares in the Award, based upon the levels of achievement of the Performance Objectives during the Performance Period (the "Performance Shares Earned"). The Compensation Committee, in its discretion, shall make this determination, which shall be final, conclusive and binding upon the Company and the Employee.

                  (b) Payment for Performance Shares Earned. The Employee shall be paid in cash an amount determined by multiplying the number of Performance Shares Earned by the Fair Market Value of a Share as of the last day of the Performance Period. The amount so determined shall be paid in two (2) equal installments, with fifty (50%) percent to be paid as soon as administratively practicable after the end of the Performance Period, but in no event later than June 30, 2004; and the remaining fifty (50%) percent to be paid six (6) months after payment of the first installment.

                  (c) Dividends. In addition, the Employee shall be paid an amount determined by multiplying the number of Performance Shares Earned by the amount of cash dividends that were paid on one Share (acquired on February 1, 2001) during the Performance Period. This amount shall be paid as soon as administratively practicable after the end of the Performance Period.

     5. Death, Disability or Retirement. In the event of a termination of the Employee's employment with BellSouth or any Subsidiary, or any employer described in Paragraph 11 (also referred to herein as a "Subsidiary"), during the Performance Period by reason of:

                  (i)      death of the Employee;

                  (ii) disability, provided as a result of such disability Employee is eligible for disability benefits under the BellSouth Corporation Long Term Disability Plan or disability benefits under an alternative plan maintained by Employee's employer which BellSouth determines to be comparable to such disability benefits; or

                  (iii) retirement which entitles Employee to a "Service Pension" under the terms of the applicable BellSouth Personal Retirement Account Pension Plan or a BellSouth Supplemental Executive Retirement Plan, or a retirement pension under any alternative plan maintained by Employee's employer which BellSouth determines to be comparable to such a Service Pension, and not for cause or as a result of misconduct in connection with his or her employment, the Employee or his or her Beneficiary, as the case may be, shall be entitled to prorated payments under this Agreement. Such payments shall equal:

                  (A) the product of (x) the amount described in Paragraph 4(b) above, multiplied by (y) a fraction, the numerator of which is the number of whole or partial calendar months elapsed between January 1, 2001 and the date of Employee's termination of employment, and the denominator of which is thirty-six (36); such amount to be paid at the times described in Paragraph 4(b) above; and

                  (B) the amount determined by multiplying the number of Performance Shares Earned by the amount of cash dividends that were paid on one Share (acquired on February 1, 2001) through the date of Employee's termination of employment; such amount to be paid at the time described in Paragraph 4(c) above.

                  6. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control, (i) the Performance Period described in Paragraph 2 above shall end on the last day of the calendar quarter most recently preceding (or coincident with) the occurrence of the Change in Control (referred to hereinafter as the "Modified Performance Period"), (ii) the Employee shall be entitled to a payment equal to the amount determined for the Modified Performance Period pursuant to Paragraph 4(b) above multiplied by a fraction, the numerator of which is the number of whole or partial calendar months elapsed during the Modified Performance Period, and the denominator of which is thirty-six (36), and (iii) the Employee shall be entitled to an amount determined by multiplying the number of Performance Shares Earned by the amount of cash dividends that were paid on one Share (acquired on February 1, 2001) during the Modified Performance Period. Such amounts shall be paid as soon as administratively practicable after the end of the Modified Performance Period, but in no event later than six (6) months after such date.

                  7. Forfeiture. In the event Employee terminates employment with BellSouth and its Subsidiaries, under circumstances other than those described in Paragraph 5 above, prior to the date on which an amount is payable hereunder, Employee shall forfeit all of his interest in the Award except to the extent previously paid.

                  8. Employment and Termination. Neither the Plan, this Agreement nor any related documents, communications or other material shall give Employee the right to continued employment by BellSouth or by any Subsidiary or shall adversely affect the right of any such company to terminate Employee's employment with or without cause at any time.

                  9. Tax Withholding. BellSouth or any Subsidiary shall have the right to withhold from any payment to Employee, require payment from Employee, or take such other action which such company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Performance Shares, and Employee shall provide to any such company such information, and pay to it upon request such amounts, as it determines are required to comply with such requirements.

                  10. Jurisdiction and Venue. Employee consents to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

                  11. Certain Employment Transfers. In the event Employee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a "Subsidiary" as defined in the Plan, then Employee shall not be deemed to have terminated his employment under this Agreement until such time, if any, as Employee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Employee's assignment, or Employee otherwise fails to meet the terms of Employee's assignment, at which time Employee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under this Agreement.

                  12.  Pooling  of  Interests  Accounting
Treatment. Notwithstanding anything to the contrary in this Agreement, if the application of any provision(s) of this Agreement, or of the Agreement in its entirety, would preclude the use of pooling of interests accounting treatment with respect to a transaction for which such treatment otherwise is available and to be adopted by BellSouth, this Agreement shall be modified as it applies to such transaction, to the minimum extent necessary to prevent such impact, including if necessary the invalidation of such provisions (or the entire Agreement, as the case may be) to the extent they otherwise would have been triggered by such transaction. If the pooling of interests accounting rules require modification or invalidation of one or more provisions of this Agreement as it applies to such transaction, the adverse impact on the Employee shall, to the extent reasonably possible, be proportionate to the adverse impact on other similarly situated employees of BellSouth. The Board of Directors of BellSouth shall, in its sole and absolute discretion, make all determinations necessary under this subsection; provided, that determinations regarding the application of the pooling of interests accounting rules for these purposes shall be made by BellSouth with the concurrence of BellSouth's independent auditors at the time such determination is to be made.

     13. Non-Transferability. Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of decent and distribution.

                  14.      Miscellaneous

                  (a) Employee's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan.

                  (b) This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall supercede and replace the conflicting terms of this Agreement.

     (c) The Plan and this Agreement shall be governed by the laws of the State of Georgia.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


  BELLSOUTH CORPORATION:

  By:  _____________________________________


  EMPLOYEE:

  -----------------------------------------
   [                  ]


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                                              EXHIBIT "A"

                                         PERFORMANCE OBJECTIVES